As filed with the Securities and Exchange Commission on June 30, 2000
                                               Registration No. 333-____________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                                 GLOBESPAN, INC.
             (Exact name of Registrant as specified in its charter)

Delaware                                                  75-2658218
(State or other                                        (I.R.S. employer
jurisdiction of                                     dentification number)
incorporation or organization)

                                100 Schulz Drive
                           Red Bank, New Jersey 07701
                    (Address of Principal Executive Offices)
                                  ------------

                   GLOBESPAN, INC. 1999 EQUITY INCENTIVE PLAN
                     GLOBESPAN, INC. 1999 SUPPLEMENTAL PLAN
                  GLOBESPAN, INC. EMPLOYEE STOCK PURCHASE PLAN
                      T.SQWARE, INC. 1997 STOCK OPTION PLAN
                  ICOMPRESSION, INC. 1998 EQUITY INCENTIVE PLAN
             INTERNEXT COMPRESSION, INC. 1997 EQUITY INCENTIVE PLAN
                            (Full title of the Plans)

                                  ------------

                                 Richard Gottuso
                                100 Schulz Drive
                           Red Bank, New Jersey 07701
               (Name, address and telephone number, including area
                           code, of agent for service)

                                  ------------

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                        Proposed      Proposed
                                        maximum       maximum
                          Amount        offering      aggregate     Amount of
Title of securities       to be         price per     offering      registration
to be registered          registered    share(1)      price         fee
--------------------------------------------------------------------------------

1999 Equity Incentive
Plan

Common Stock,
par value ($.001)         3,274,554     $93.6719    $306,733,694.80   $80,977.70

Employee Stock
Purchase Plan

Common Stock,
par value ($.001)         1,200,000     $34.673     $41,607,600.00    $10,984.41

1999 Supplemental
Plan

Common Stock,
par value ($.001)         8,435,751     $38.967     $328,715,909.20   $86,781.00


T.Sqware, Inc.
1997 Stock Option
Plan

Common Stock,
par value ($.001)           177,755     $3.74       $664,803.70       $175.51

iCompression, Inc.
1998 Equity Incentive
Plan

Common Stock,
par value ($.001)           522,806     $7.885      $4,122,325.31    $1,088.29

Internext Compression, Inc.
1997 Equity Incentive
Plan

Common Stock,
par value ($.001)             6,849     $.66        $4,520.348        $1.19

================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, (the "1933 Act") as follows: (i) in the case of Common Stock which may be purchased upon the exercise of outstanding options which have heretofore been granted, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of Common Stock for which options have not yet been granted and the price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices of GlobeSpan's Common Stock on the Nasdaq National Market as of June 23, 2000.

================================================================================

                                Introductory Note

          On April 27, 2000, pursuant to an agreement and plan of merger, dated April 20, 2000 (the "Merger Agreement"), among GlobeSpan, Inc., a Delaware corporation (the "Registrant" or "GlobeSpan"), Needles Acquisition Corp. (a wholly owned subsidiary of GlobeSpan) and T.Sqware, Inc. ("T.Sqware"), Needles Acquisition Corp. was merged with and into T.Sqware (the "Merger"). T.Sqware was the surviving corporation in the Merger. On the closing date of the Merger, except for options on T.Sqware common stock held by option holders domiciled in France, each outstanding option to acquire T.Sqware common stock was, without any further action on the part of any holder thereof, exchanged for an option to acquire .06733 shares of GlobeSpan Common Stock, at an exercise price per share of GlobeSpan Common Stock equal to the exercise price per option on each T.Sqware option divided by .06733 (rounded up to the nearest whole cent). Except as provided above, the term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended, if applicable, and all other terms and conditions of the T.Sqware options otherwise continued unamended. Continuous employment with T.Sqware will be credited to an optionee of T.Sqware for purposes of determining the number of shares of GlobeSpan Common Stock subject to exercise under an exchanged option on T.Sqware common stock after the effective time of the Merger. Each option on T.Sqware common stock held by any holder domiciled in France, once exercised pursuant to the terms and provisions of the T.Sqware 1997 Stock Option Plan, the Sub-Plan to the 1997 Option Plan and such holder's stock option agreement, exercise notice, subscription agreement and award agreement will be treated as previously agreed between the parties.

          The foregoing description of the Merger is qualified by the more detailed description set forth in the Merger Agreement, a copy of which is attached as Exhibit 2.1 to the Registrant's Current Report on Form 8-K, dated May 12, 2000, and incorporated into this document by reference.


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

          On May 16, 2000, pursuant to an agreement and plan of reorganization, which was amended and restated on June 13, 2000 (the "Plan of Reorganization"), among GlobeSpan, Indigo Acquisition Corp. (a wholly owned subsidiary of GlobeSpan) and iCompression, Inc. ("iCompression"), Indigo Acquisition Corp. was merged with and into iCompression (the "iCompression Merger"). iCompression was the surviving corporation in the Merger. On the closing date of the iCompression Merger, each outstanding iCompression option to purchase shares of its Common Stock, no par value, was, without any further action on the part of any holder thereof, assumed and converted into a GlobeSpan option to purchase .0922 shares of GlobeSpan Common Stock, $.001 par value, at an exercise price per share of GlobeSpan Common Stock equal to the exercise price per option on each iCompression option divided by .0922 (rounded up to the nearest whole cent). Except as provided above, the terms, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms and conditions of the iCompression options will otherwise continue unamended with respect to the GlobeSpan options. Continuous employment with iCompression will be credited to an optionee of iCompression for purposes of determining the number of shares of GlobeSpan Common Stock subject to exercise under an exchanged iCompression option after the effective time of the iCompression Merger.


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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          GlobeSpan will send or give the documents containing the information specified in Part I of Form S-8 to employees as specified by the Securities and Exchange Commission Rule 428(b)(1) under the 1933 Act. GlobeSpan does not need to file these documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the 1933 Act.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          There are hereby incorporated by reference herein the following documents which have been filed with the Securities and Exchange Commission (the "Commission"):

          1. The Registrant's Annual Report filed on Form 10-K for the fiscal year ended December 31, 1999 as filed with the Commission on March 30, 2000.

          2. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2000 as filed with the Commission on May 15, 2000.

          3. The Registrant's Current Reports on Form 8-K and 8-K/A as filed with the Commission on May 18, 2000; May 12, 2000; April 14, 2000; March 10, 2000 and January 26, 2000.

          4. The Registrant's Registration Statement No. 000-26401 on Form 8-A filed with the Commission on June 16, 1999, together with all amendments thereto, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES


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

          Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Article VII,
Section 6, of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provisions also does not affect a director's responsibilities under any other law, such as the federal securities laws or state of federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.


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

ITEM 8.   EXHIBITS.

Exhibit
Number    Description
-------   -----------

4.1 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-26401 on Form 8-A, together with all amendments to that document, all of which are incorporated by reference into this document.

4.2 GlobeSpan, Inc. 1999 Equity Incentive Plan. Reference is made to Registrant's Registration Statement No. 333-75173 on Form S-1, together with all amendments to that document, all of which are incorporated by reference into this document.

4.3 GlobeSpan, Inc. Employee Stock Purchase Plan. Reference is made to Registrant's Registration Statement No. 333-75173 on Form S-1, together with all amendments to that document, all of which are incorporated by reference into this document.

4.4       GlobeSpan, Inc. 1999 Supplemental Plan

4.5       GlobeSpan, Inc. 2000 Stock Option Plan Sub Plan for French Employees

4.6       T.Sqware, Inc. 1997 Stock Plan

4.7       T.Sqware, Inc. 1997 Stock Option Plan Sub Plan for French Employees

4.8       iCompression, Inc. 1998 Equity Incentive Plan

4.9       Internext Compression, Inc. 1997 Equity Incentive Plan

5 Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol as to the legality of the securities being registered

23.1      Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol (included in
          Exhibit 5)

23.2      Consent of PricewaterhouseCoopers LLP, Independent Accountants

24        Power of Attorney


ITEM 9.   UNDERTAKINGS


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

          (a) The undersigned Registrant hereby undertakes:

              (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Red Bank, State of New Jersey on this 30th day of June, 2000.

                                                GLOBESPAN, INC.



                                        By:    /s/ ARMANDO GEDAY
                                           ----------------------------------
                                              Armando Geday
                                              President and Chief Executive
                                              Officer

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Armando Geday and Robert J. McMullan, and either of them singly (with full power to either of them to act alone), as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in either of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the 1933 Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signatures                          Title                        Date
-----------                         -----                        ----


/S/ ARMANDO GEDAY             President, Chief Executive        __________, 2000
------------------------      Officer and Director
   Armando Geday              (Principal Executive Officer)


/S/ ROBERT J. MCMULLAN        Chief Financial Officer           __________, 2000
------------------------      (Principal Accounting
   Robert J. McMULLAN         Officer)


/S/ THOMAS EPLEY              Director                          __________, 2000
------------------------
    Thomas Epley


/S/ KEITH GEESLIN             Director                          __________, 2000
------------------------
    Keith Geeslin


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


/S/ DAVID STANTON             Director                          __________, 2000
------------------------
    David Stanton


/S/ DIPANJAN DEB              Director                          __________, 2000
------------------------
    Dipanjan Deb

/S/ JAMES COULTER             Director                          __________, 2000
------------------------
    James Coulter


/S/ BARBARA CONNOR            Director                          __________, 2000
----------------------
     Barbara Connor


/S/ FEDERICO FAGGIN           Director                          __________, 2000
----------------------
   Frederico Faggin

EXHIBIT INDEX


EXHIBIT
NUMBER                        DESCRIPTION
-------                       -----------

4.1 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-26401 on Form 8-A, together with all amendments to that document, all of which are incorporated by reference into this document.

4.2 GlobeSpan, Inc. 1999 Equity Incentive Plan. Reference is made to Registrant's Registration Statement No. 333-75173 on Form S-1, together with all amendments to that document, all of which are incorporated by reference into this document.

4.3 GlobeSpan, Inc. Employee Stock Purchase Plan. Reference is made to Registrant's Registration Statement No. 333-75173 on Form S-1, together with all amendments to that document, all of which are incorporated by reference into this document.

*4.4      GlobeSpan, Inc. 1999 Supplemental Plan

*4.5      GlobeSpan, Inc. 2000 Stock Option Plan Sub Plan for French Employees

*4.6      T.Sqware 1997, Inc. Stock Plan

*4.7      T.Sqware 1997, Inc. Stock Option Plan Sub Plan for French Employees

*4.8      iCompression 1998, Inc. Equity Incentive Plan

*4.9      Internext Compression, Inc. 1997 Equity Incentive Plan

*5 Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol as to the legality of the securities being registered

*23.1     Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol (included in
          Exhibit 5)

*23.2     Consent of PricewaterhouseCoopers LLP, Independent Accountants

*24       Power of Attorney


* Filed herewith


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